UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2005

TurboSonic Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-21832	13-1949528
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

550 Parkside Drive, Suite A-14
Waterloo, Ontario N2L 5V4
Canada
(Address of principal executive offices)

Registrant's telephone number: (519) 885-5513

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On August 23, 2005, the Compensation Committee, as part of an overall cost of living increase to all employees, increased the base salaries of the Registrant's named executive officers to the following amounts (stated in US dollars), effective August 1, 2005.

Edward F. Spink	Chairman & CEO	$ 151,841
Egbert Q. van Everdingen	Executive VP	$ 130,149

        On October 31, 2005, the Board of Directors of the Registrant awarded to all of the Registrant's employees and directors as of that date, including the following Directors and Executive Officers, stock options under the Registrant's 2003 Stock Plan. The options have an exercise price of $0.75 per share, which was the closing price of the Registrant's common stock on October 28, 2005. The options vested immediately upon grant and will expire on October 31, 2010.

Edward F. Spink	Chairman & CEO	35,000
Patrick F. Forde	President, Secretary, Treasurer & CFO	20,000
Donald R. Spink, Sr.	Director	20,000
Richard H. Hurd	Director	20,000
Julien J. Hradecky	Director	20,000
Egbert Q. van Everdingen	Executive VP	15,000
David J. Hobson	VP Finance & Administration	12,500
Robert A. Allan	VP Engineering	12,500
Ronald A. Berube	VP Sales & Marketing	12,500

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2005

TurboSonic Technologies, Inc.

By: /s/ Patrick J. Forde
Name: Patrick J. Forde
Title: President
Secretary & Treasurer
Chief Financial Officer